____________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

ALLEGRO BIODIESEL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	0-21982	20-5748331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2008, we entered into a binding letter agreement (the “Agreement”) with several individual investors (the “Investor Group”) for the funding of Port Asset Acquisition, LLC (“PAAL”), an entity previously formed by Allegro for the purpose of acquiring assets at the Port of Alexandria (the “Port Assets”) and developing a liquid terminal operation. The transactions contemplated by the Agreement include: (i) the purchase of 14.71 acres of real property, which includes tank storage, a fuel terminal and an office building; (ii) the purchase of an additional 7 adjacent acres of real property from the City of Alexandria; and (iii) the lease of riverfront property for a term of up to 40 years from the Alexandria Port Authority.

In exchange for an investment of $1,000,000 into PAAL, the Investor Group will receive 92.5% of the ownership interest of PAAL. We will retain the balance of 7.5%. Darrell Dubroc and Tim Collins, directors and officers of Allegro, are members of the Investor Group, and have been permitted by us to participate in the Group in exchange for the release of certain bonus rights owed to them under their employment agreements. They will not be permitted to participate in the management of PAAL without our further consent. PAAL also plans to obtain $825,000 in seller financing for the purchase of the 14.71 acres of real property described in the foregoing paragraph, which loan is expected to be secured by all the equity in PAAL and all of PAAL’s assets.

The Agreement grants us a 90-day call option to purchase the equity interests of the Investor Group, subject to certain conditions. If we do not exercise this option during its exercise period, the Investor Group has the option to purchase our equity interest in PAAL during the same 90-day period. Should we exercise our call option, we will repay the Investor Group’s original $1,000,000 cash investment, plus an additional payment of $500,000 to be allocated among all PAAL members pro rata to their equity interests at the time the option is exercised. We will also be required to repay any seller financing to PAAL outstanding at such time. Furthermore, if we exercise the call option, we will be required to pay Messrs. Dubroc and Collins an aggregate of $250,000 in cash and $200,000 in our stock, as further consideration to settle their bonus rights under their employment agreements. The Investor Group’s call option to purchase our equity interest in PAAL provides for an exercise price ranging from $125,000 to $175,000, depending upon the time of exercise within the 90-day option period. The Investor Group’s call option automatically expires if we exercise our call option first.

The transactions contemplated by the Agreement may be set forth in more definitive documents. The foregoing summary of the Agreement is qualified in its entirety by the Agreement itself which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Letter of Intent dated February 13, 2008, between the Investor Group and the Registrant.

99.1 Press Release dated February 19, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: February 20, 2008

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Heng Chuk
Heng Chuk
Chief Financial Officer